Exhibit 5.1

                        Sonnenschein Nath & Rosenthal
                              4520 Main Street
                         Kansas City, Missouri 64111

                                May 10, 2000

DST Systems, Inc.
333 West 11th Street, 5th Floor
Kansas City, Missouri 64105-1594

Re:	Registration Statement on Form S-8 of 3,000,000 additional shares of Common Stock of the Company under the Company's 1995 Stock
    Option and Performance Award Plan, amended and restated as of February 29, 2000 (the "Plan").

Ladies and Gentlemen:

     In connection with the preparation of the above-referenced Registration Statement (the "Registration Statement"), which is being filed on or about the date of this letter, on behalf of DST Systems, Inc., a Delaware corporation (the "Corporation"), you have asked us to provide you this opinion letter in accordance with subsection (b)(5) of Item 601 of Regulation S-K promulgated by the United States Securities and Exchange Commission. The Registration Statement relates to the offer and sale pursuant to the Plan of up to 3,000,000 additional shares (the "Shares") of the Company's Common Stock, par value $0.01 per share (the "Common Stock").

     Based upon and subject to our examination described herein and the assumptions, exceptions, qualifications, and limitations set forth herein, we are of the opinion that the issuance of the Shares that will be originally issued under the Plan has been duly authorized, and the Shares will, when issued pursuant to and in accordance with the terms of the Plan and the applicable award agreements, be validly issued, fully paid, and non-assessable.

     In connection with this opinion, we have examined and relied upon, without further investigation, the following in connection with rendering the opinions expressed herein: (a) the Plan and the form of the agreements to be entered into pursuant to the plan; (b) the Corporation's Certificate of Incorporation, as restated, and the Corporation's Bylaws; (c) the Registration Statement, and (d) such other documents, certificates, records, and oral statements of public officials and the officers of the Corporation as we deemed necessary for the purpose of rendering the opinions expressed herein.

     In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, or photostatic copies or by facsimile or electronic mail, and the authenticity of the originals from which such copies, facsimiles, or electronic transmissions were made. We have assumed that option agreements entered into under the Plan will conform to the form of such agreements that we have reviewed.

     This opinion letter is limited to the specific legal issues that it expressly addresses, and accordingly, we express no opinion as to the law of any other jurisdiction other than the General Corporation Law of the State of Delaware, as amended. We are not admitted to the Delaware Bar. In expressing our opinions set forth herein, we have reviewed and relied upon, without further investigation, such laws as published in generally available sources.

     We consent to the filing of this opinion letter, or a reproduction thereof, as an exhibit to the Registration Statement. In giving such consent, however, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations promulgated by the Securities and Exchange Commission thereunder.

     This opinion letter is as of the date set forth above, and we have no continuing obligation hereunder to inform you of changes in the applicable law or the facts after such date or facts of which we have become aware after the date hereof, even though such changes could affect our opinions expressed herein.

                                  Very truly yours,

                                  SONNENSCHEIN NATH & ROSENTHAL

                                  By: /s/ Diane M. Bono
                                  -------------------------------
                                  Diane M. Bono